Exhibit 10.25

GENERAL TERMS

Company Name: Archipelago Holdings, LLC.

General Terms Reference No:  AR-73976

These Sun Terms and Conditions (“General Terms”) are made as of 2/1/03 (“Effective Date”) between SUN MICROSYSTEMS, INC., a Delaware corporation with its address at 901 San Antonio Road, Palo Alto, CA 94303 and Archipelago Holdings, L.L.C. with its address at 100 S. Wacker Drive, Suite 2000, Chicago, Illinois 60606.

1                                 INTERPRETATION

The purpose of the General Terms is to create a single mechanism under which Archipelago Holdings, LLC and its Affiliated Companies (“Company”) may form purchasing or other Agreements with Sun Microsystems, Inc. and its Affiliated Companies (“Sun”).

1.1                                 In the General Terms:

“Affiliated Company” means, in relation to either party, any entity: (a) which is owned 50% or more by that party; or (b) over which that party exercises management control; or (c) which is under common control with that party; or (d) which owns 50% or more of that party;

“Agreement” means each agreement entered into under the General Terms, comprising the General Terms and an exhibit executed by Sun and Company referencing the General Terms:

“Confidential Information” means any information disclosed by one party to another under any agreement which is prior to or at the time of disclosure, identified in writing as confidential or proprietary, and includes Company’s business plans, hardware configuration, customer lists, data software, and architecture;

“Equipment” means the hardware (including components), software media and spare parts listed in the standard product price lists published by Sun from time to time;

“Exhibit” means any exhibit to the General Terms as executed by the parties from time to time;

“IPR” means intellectual property rights, including patents, trademarks, design rights, copyrights, database rights, trade secrets and all rights of an equivalent nature anywhere in the world;

“Products” means Equipment or Software:

“Services” means the services described in any service Listing or SOW;

“Service Listing” means any offering in Sun’s Enterprise Services Service List, which is located at http://www.sun.com/service/servicelist (a hard copy of each of which will be made available to Company on request), together with such other standard service offerings as the parties may agree from time to time; “SOW” means any statement of work relating to Services;

“Software” means (i) any binary software programs listed in the standard price lists published by Sun from time to time, (ii) any updates, and (iii) any related user manuals or other documentation;

“Sun Trademarks” means all names, marks, logos, designs, trade dress and other brand designations used by Sun in connection with Products and Services;

“Updates” means subsequent releases and error corrections for Software previously licensed, as listed in the standard price lists published by Sun from time to time.

2                                          CONFIDENTAIL INFORMATION

2.1                                 A party receiving Confidential Information (“the Recipient”) may use it only for the purposes for which it was provided under the agreement.  Confidential Information may be disclosed only to employees or contractors obligated to the Recipient under similar confidentiality restrictions in each case only for the purposes for which it was provided under the relevant Agreement

2.2                                 The Obligations of section 2.1 do not apply to information which:

(a)            is rightfully obtained by the Recipient without breach of any obligation to maintain its confidentiality;

(b)           is or becomes known to the public through no act or omission of the Recipient;

(c)            The Recipient develops independently without using Confidential Information of the other party; or

(d)           Is disclosed in response to a valid court or governmental order, if the Recipient has given the other party prior written notice and provides reasonable assistance so as to afford it the opportunity to object.

3                                          RESTRICTED ACTIVITIES

3.1                                 Export laws.  Products, Services and technical data delivered by Sun may be subject to US export controls or the trade laws of other countries.  Company will comply with all such laws and obtain all licenses to export, re-export or import as may be required after delivery to Company.  Company will not export or re-export to entities on the most current U.S. export exclusion lists or to any country subject to U.S. embargo or terrorist controls as specified in the U.S. export laws.  Company will not use or provide Products, Services, or technical data for nuclear, missile, or chemical biological weaponry end uses.

3.2                                 Nuclear applications.  Company acknowledges that Products and Services are not designed or intended for use in the design, construction, operation or maintenance of any nuclear facility.

4                                          SUN TRADEMARKS

4.1                                 Company may refer to Products and Services by their associated names, provided that such reference is not misleading and complies with Sun’s Trademark and Logo Policies, which are found at http://www.sun.com/policies/trademarks

4.2                                 Company may not remove or alter any Sun Trademarks, nor may it co-logo Products or Services.  Company agrees that any use of Sun Trademarks by Company will inure to the sole benefit of Sun.

4.3                                 Company agrees not to incorporate any Sun Trademarks into Company’s trademarks, service marks, company names, Internet addresses, domain names, or any other similar designations.

5                                          PUBLICITY

Sun will not publish nor use any advertising, sales promotions, press releases or other publicity which use Company’s name, logo, trademarks or service marks without the prior written approval of Company.

6                                         INTELLECTUAL PROPERTY CLAIMS

6.1                                 Sun (referred to in this Section 6 as “the Indemnifying Party”) will defend or settle, at its option and expense, any legal proceeding brought against Company (referred to in this Section 6 as “the Indemnified Party”) to the extent that it is based on a claim that materials (which term includes Products) developed and provided by the Indemnifying Party infringe a third party’s patent, trade secret or copyright.  The Indemnifying Party will indemnify the Indemnified Party against all damages and costs attributable exclusively to such claim awarded by the court finally determining the case, provided that the Indemnified Party:

(a)            gives written notice of the claim promptly to the Indemnifying Party;

(b)           gives the Indemnifying Party sole control of the defense and settlement of the claim;

(c)            provides to the Indemnifying Party, at the expense of the Indemnifying Party, all reasonable information and assistance; does not compromise or settle such claim; and

(d)           is not in material breach of any accused infringing materials or of Indemnified Party’s obligations under this Section 6.

6.2                                 If such materials are found to infringe, or in the reasonable opinion of the Indemnifying Party are likely to be the subject of a claim, the Indemnifying Party will at its option:

(a)           obtain for the Indemnified Party the right to use such materials;

(b)          replace or modify the materials so they become non-infringing; or

(c)           if neither (a) nor (b) is reasonably achievable, remove such materials and refund their net book value (if such materials are found to infringe and Sun cannot achieve either (a) or (b) within 30 days of such finding or such longer period of time agreed to by Company, upon Company’s written request, Sun will provide such refund within 30 days of such written request or such longer period of time agreed to by Company).

6.3                                 The Indemnifying Party has no obligation to the extent any claim results from:

(a)            use of materials in combination with any third party equipment, software or data;

(b)           compliance by the Indemnifying Party with the designs or specifications of the Indemnified Party;

(c)            modification of materials other than at the direction of the Indemnifying Party; or

(d)           use of an allegedly infringing version of the materials, if the alleged infringement could have been avoided by the use of a different version made available to the Indemnified Party; [***]

6.4                                 This section states the entire liability of the Indemnifying Party and the exclusive remedies of the Indemnified Party for claims that materials infringe a third party’s IPR.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.                                   LIMITATION OF LIABILITY

7.1                                 No limitation on certain categories of liability.  Each party acknowledges the full extent of its own liability to the other, arising from:

(a)           Death or personal injury resulting from negligent acts or omissions;

(b)          breach of any applicable license grant;

(c)           claims for non payment;

[***]

[***]

and the non-excludable statutory rights of consumers (for example, under laws providing for strict product liability) are not affected.

7.2                                 Limitations on other categories of liability.  Subject to 7.1 above and to the extent not prohibited by applicable law:

(a)          each party’s maximum aggregate liability for all claims relating to any Agreement, whether for breach of contract, breach of warranty or in tort, including negligence, will be limited to [***] or, in the case of purchases, to the amount paid to the other party during the previous twelve (12) months for the product or service which is the subject matter of the claim up to a maximum of [***]; and

(b)         neither party will be liable for any indirect, punitive, special, incidental or consequential damages in connection with or arising out of the General Terms or any Agreement (including, without limitation, loss of business, revenue, profits, goodwill, use, data, electronically transmitted orders, or other economic advantage), however they arise, whether in breach of contract, breach of warranty or in tort, including negligence, and even if that party has previously been advised of the possibility of such damages.

7.2                                 Failure of essential purpose.  Liability for damages will be limited and excluded, even if any exclusive remedy provided for in the Agreement fails of its essential purpose.

8.                                       TERMINATION AND EXPIRATION

8.1                                 Termination for cause.  Either party may terminate the General Terms or any exhibit immediately by written notice:

(a)            if the other party commits a non-remediable material breach of the General terms or Exhibit (as the case may be); or

(b)           if the other party fails to cure any remediable material breach within thirty (30) days of being notified in writing of such breach.

8.2                                 Termination without cause.

(a)            Either party may terminate the General Terms at any time upon expiration of thirty (3) days’ written notice if no Exhibit is in effect.

(b)           Either party may terminate any exhibit at any time upon expiration of ninety (90) days’ written notice.

8.3                                 Actions following termination or expiration.  On termination or expiration of the General Terms (for whatever reason), all exhibits shall automatically terminate with immediate effect.  Following termination or expiration of an Exhibit (for whatever reason), each party will deliver to the other any property of the other in its possession or control relating to that Exhibit, in good condition, reasonable wear and tear excepted.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.4                                 Effect of termination.  Neither party will be liable for any damages arising out of the termination or expiration of the General Terms or any exhibit, provided that such termination or expiration will not affect any right to recover:

(a)           damages sustained by reason of material breach; or

(b)          any payments which may be legally owing in respect of any Agreement.

9                                          ASSIGNMENT AND SUBCONTRACTING

9.1                                 Neither party may assign or otherwise transfer any of its rights or obligations under the General Terms or any Exhibit without the prior written consent of the other party, which consent will not be unreasonably withheld, except that:

(a)           both parties may assign their right to receive payment; and

(b)          Sun may use subcontractors in the performance of its obligations, in which case Sun will remain responsible for the performance by such sub-contractors.

10                                  DISPUTE RESOLUTION (THIS SECTION DELETED)

11                                  GENERAL

11.1                           Governing law.

(a)           All disputes will be governed by the laws of Illinois

(b)          Choice of law rules of any jurisdiction and the United Nations Convention on Contracts for the International Sale of Goods will not apply to any dispute under the Agreement.

11.2                           Force majeure.  A party is not liable under any Agreement for non-performance caused by events or conditions beyond that party’s reasonable control, if the party makes reasonable efforts to perform.  This provision does not relieve either party of its obligation to make payments then owing.

11.3                           Notices.  All written notices require by the General Terms or any exhibit must be delivered in person or by means evidenced by a delivery receipt or acknowledgment and will be effective upon receipt.  Notices communicated by electronic mail or facsimile will be deemed to be written.

11.4                           Relationship.  Neither the General Terms nor any Agreement is intended to create a partnership, franchise, joint venture agency, or a fiduciary or employment relationship.  Neither party may bind the other party or act in a manner which expresses or implies a relationship other than that of independent contractor.

11.5                           Invalidity.  If any provision of the General Terms or any Agreement is held invalid by any law or regulation of any government or by any court or arbitrator, such invalidity will not affect the enforceability of other provisions.

11.6                           Survival.  Rights and obligations under the General Terms and any Exhibit which by their nature should survive, will remain in effect after termination or expiration of the General Terms or the relevant Exhibit.

11.7                           No Waiver.  Any express waiver or failure to exercise promptly any right under the General Terms or any Exhibit will not create a continuing waiver or any expectation of non-enforcement.

11.8                           Modification.  No modification to the General Terms or any Exhibit will be binding, unless in writing and manually signed by an authorized representative of each party.

                [***]

11.10                     Entire agreement.  Each Agreement constitutes the parties’ entire agreement relating to its subject matter.  It cancels and supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms contained in any quote, purchase order, acknowledgment, or other communication between the parties relating to its subject matter during its term.

IN WITNESS WHEREOF THE DULY AUTHORISED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THESE GENERAL TERMS AS OF THE EFFECTIVE DATE.

SUN MICROSYSTEMS, INC.		COMPANY
BY:	/s/ANTHONY BENSON	BY:	/s/STEVE RUBINOW
NAME: Anthony Benson		NAME: Steve Rubinow
TITLE: Director, Finance		TITLE: CTO
DATE: 3/12/03		DATE: 2/28/03

PT 3/12/03, per SR approval on 3/12/03

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PURCHASING EXHIBIT

Company Name: Archipelago Holdings, LLC.

General Terms Reference No:  AR-73976

Exhibit reference no:  AR-73976  EUS

THIS EXHIBIT (“Exhibit”) is an Exhibit to the General Terms referenced above, and is effective as of 2/1/03 (“Exhibit Effective Date”).  The General Terms are an integral part of this Exhibit and are incorporated by reference.  The General Terms and this Exhibit are together referred to as the “Agreement”.  To purchase Products or Services from Sun under this Agreement, Company and Sun must execute the appropriate Product or Service terms, which are contained in Appendix 1 (for Services) and Appendix 2 (for Product).

1                                          INTERPRETATION

1.1                                 In this Exhibit:

“Appendix” means any Appendix to this Exhibit;

“Deliverable(s)” means in relation to any Services, the specific item(s) to be delivered in connection with the applicable Service Listing or SOW;

“Order” means an order for Products or Services, which may be submitted by Company to Sun in hard copy form (“Purchase Order”) or in electronic form (“Electronic Order”);

“Order Confirmation” means a written or electronic acknowledgement or invoice issued by Sun in response to an Order;

“Price List” means, in relation to any Order, the applicable Price List determined in accordance with section 3 of this Exhibit, as the same may be modified by Sun from time to time;

“Schedule” means any Schedule to this Exhibit.

1.2                                 Capitalized terms used but not defined in this Exhibit have the meanings set out in the General Terms.

1.3                                 In the event of any inconsistency between the elements of the Agreement, the following order of precedence will apply (in descending order):

(a)           the Schedules;

(b)          the Appendices;

(c)           the main text of this Exhibit;

(d)          the General terms;

(e)           the applicable Price List, Service Listing or SOW;

(f)             the Order Confirmation; and

(g)          the Order.

The parties agree that any pre-printed terms appearing on the face or reverse side of any Order, Price List, Service Listing, SOW, Order Confirmation, or invoice issued by either party that conflict with the terms provided in the Agreement are not binding on the parties, even if signed and returned.  For the avoidance of doubt, (i) neither the Order nor the Order Confirmation will modify the applicable discounted price for Products or services established hereunder and (ii) if an Order is accepted by Sun, the corresponding Order Confirmation will not change the description of the Products or Services specified in such Order.

2                                          ORDERING

2.1                                 Ordering procedure

(a)           Company may order Products or Services by:

(i)                         submitting an Electronic Order in the manner directed by Sun; or

(ii)                      submitting a Purchase Order to Sun (and Company acknowledges that electronic Orders for certain Products or Services may require to be supplemented by a Purchase Order);

(iii)                   in each case specifying the Products or Services required.  By doing so, Company agrees that the Order is governed by the agreement.

(b)          Sun may accept the Order by:

(i)                         issuing an Order Confirmation to Company; or

(ii)                      shipping the Products or initiating performance of the Services required in the Order.

(c)           The identification of the Products or Services in the Order and any Order Confirmation, together with any applicable Service Listings in effect at the time of such Order Confirmation or any SOWs and the Agreement, will constitute an “accepted Order” and create a binding commitment for the purchase of those Products or Services.

2.2                                 Renewal of Accepted Orders for Services.  Subject to Section 3.2 (b) below Company may renew a renewable accepted Order for Services for successive one (1) year periods by submitting a new Order in accordance with this section at least thirty (30) days prior to the expiration date.  Certain renewable Accepted Orders designated by Sun will be automatically renewed for successive one (1) year periods upon the anniversary of the then current effective period.

2.3                                 Electronic ordering.  For the purposes of placing Electronic Orders, Company shall:

(a)           keep confidential any unique user identification and password which Sun assigns to Company; and

(b)          authorize all of Company’s employees who submit orders.

3                                          PRICING AND PAYMENT TERMS

3.1                                 Applicable Price List.  The Price List applicable to an Order under this Exhibit depends on the Products or services ordered an on the country of delivery of Services or installation of Products (“the Destination Country”).  Unless otherwise specified in a Schedule, the Price List is:

(a)          The Sun Country Price List in effect in the country in which the Order is accepted if:

(i)                         both the Destination Country and such country accepting the Order are within the European Economic Area, or

(ii)                      all sales under this exhibit are related to a single country (i.e., the country accepting the order and the Destination Country are always in the same country); else

(b)         The Sun international Price List in effect in the Destination Country; provided that the Sun country Price List in effect in the Destination Country for the relevant

Products or Services will apply if such international Price list does not list the relevant Products or Services.

3.2                                 Pricing and payment arrangements.

(a)          For Products or Services which are discountable in the applicable Price List, Sun agrees (subject to section 3.3) to grant Company the discounts set out in a Schedule to this Exhibit or the applicable quote.

(b)         Sun may modify the prices and/or discounts set forth in a renewable Accepted Order for Services upon renewal of any such accepted Order, or annually for Accepted Orders with a term of more than one year.

(c)          All payments will be made in the currency of the applicable Price List (or as otherwise agreed in writing).

(d)         Where company has appropriate credit arrangements with Sun, Company shall pay all invoices within thirty 930) days of the date of invoice or, in case of Products, delivery (whichever is the later).  In all other cases, Company shall pay cash in advance of shipment or performance.

(e)          Company is not required to pay the disputed portion of any invoice, pending resolution of that dispute, if written notice of the dispute has been provided to Sun within twenty five (25) days of the date of receipt of the invoice.

3.3                                 Review and reimbursement of discounts.  Within thirty (30) days of each anniversary of this Exhibit, Sun will determine Company’s discounts for the following year, based on Sun’s applicable discount policies.  Company will reimburse Sun for discounts extended to Company that are based on volume, term of service or other criteria not earned by Company.

4                                          IPR OWNERSHIP AND LICENSING

4.1                                 Pre-existing IPR.  Each party shall retain its own pre-existing IPR.

4.2                                 License terms.

(a)          General scope of licenses.  Sun agrees to grant to Company a license to use Software and Deliverable in the terms set out in the Appendices.

(b)         Audit rights.  [***] Sun or its independent audit firm may, upon reasonable notice, examine and audit the records and systems of Company to ensure compliance with any license granted by Sun.  Any audit will be performed during Company’s regular business hours and in a manner which avoids unreasonable interference with Company’s business operations.

(c)          Injunctive relief.  Company acknowledges that any breach of any license involving unauthorized use of Sun’s intellectual property will result in irreparable harm to Sun for which damages would not be an adequate remedy.

(d)         Proprietary rights notices.  Company may not materially alter or obscure any proprietary rights notice appearing on any Sun-supplied materials, and must include such notices on any copies.

5                                          COMPANY OBLIGATIONS

5.1                                 Incorporation of Company obligations.  Company shall fulfill all applicable Company obligations under the Agreement, and acknowledges:

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)           that performance of this Agreement by sun is conditional upon Company’s fulfillment of such obligations;

(b)          that any additional services which Sun provides as a result of Company’s failure to do so will be billed separately, at Sun’s applicable time and materials rates (Sun will not perform such additional services without obtaining prior consent from Company);

[***]

5.2                                 Cooperation.  Company will cooperate with Sun and will provide reasonable safe and timely access to its premises and computer equipment, including remote access, adequate working space, facilities and any other services, personnel, information or materials that Sun personnel may reasonably require to perform sun’s obligations.

5.3                                 Compliance with data privacy laws.  Each party will comply with all applicable laws regarding collection and use of data under this Agreement.  Company consents to Sun’s use and processing of Company’s data to the extent required by Sun in order to fulfill its obligations under this Agreement and each party will ensure that, where it provides the other with data relating to another, it has obtained that other’s consent to the use and processing of such data.

6                                          WARRANTY

6.1                                 Warranties.  Sun warrants Products and Services in the terms set out in the respective Appendix.

6.2                                 NO IMPLIED WARRANTIES.  EXCEPT AS SPECIFIED IN THIS EXHIBIT OR IN AN APPENDIX, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, ARE HEREBY EXCLUDED TO THE MAXIMUM EXTENT PERMITED BY LAW.

7                                          TERMINATION

7.1                                 General.  For the avoidance of doubt, the termination provisions set out in the General Terms shall apply to this Exhibit.

7.2                                 Additional provisions relating to termination.  Without limiting sections 7.1, the following additional provisions shall apply to termination of this Exhibit and of Accepted Orders made under this Exhibit:

(a)          either party may terminate an Accepted Order immediately by written notice: (i) if the other party commits a non-remediable material breach of such Accepted Order; or (ii) if the other party fails to cure any remediable material breach within thirty (3) days of being notified in writing of such breach;

(b)         neither party may terminate an Accepted Order during its initial term;

(c)          [***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)         Sun will deliver to Company any Deliverables, whether finished or unfinished, subject to receipt of payment for any services rendered through the date of termination or expiration; and

(e)          Where the Exhibit has been terminated by Sun under Section 7.2(a), Company will destroy all copies of Software.

IN WITNESS WHEREOF THE DULY AUTHORISED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THESE GENERAL TERMS AS OF THE EFFECTIVE DATE.

SUN MICROSYSTEMS, INC.		COMPANY
BY:	/s/Anthony Benson	BY:	/s/Steve Rubinow
NAME: Anthony Benson		NAME: Steve Rubinow
TITLE: Director, Finance		TITLE: CTO
DATE: 3/12/03		DATE: 2/28/03

PT 3/12/03, per SR approval on 3/12/03

Appendix 1 to the Purchasing Exhibit
Additional provisions relating to Services

1                                          REMOTE SERVICES

1.1                                 By purchasing any Services which are delivered remotely, Company:

(a)          agrees that Sun may access Products remotely at Company’s site, and may process and store Product data in order to remotely monitor, manage and service Products (all such data will be treated by Sun as Company Confidential Information, except that Company permits disclosure for the purposes of fulfilling this Agreement);

(b)         commits to procure and maintain a Sun-specified bridge or gateway appropriate to the systems or networks involved, at Company’s expense; and

(c)          assumes responsibility for all telecommunications and internet access charges related to the remote Services.

1.2                                 If Company fails to permit or facilitate remote Services, Sun may decline to deliver such Services and assess additional charges or other conditions for the delivery of Services which would otherwise be provided remotely, or revoke any applicable warranties.

2                                          SYSTEM SUPPORT

2.1                                 Company Sites.  Systems support will be delivered to the Company’s sites and for the systems indicated on the relevant Order Confirmation (respectively, “Company Sites” and “Covered Systems”).  Company will give Sun at least thirty (30) days’ written notice prior to relocating Covered Systems, which notice must specify the new site.  Support of relocated systems is subject to local availability and may be subject to additional fees, and to inspection and recertification of the relocated systems at Sun’s applicable time and materials rates.

2.2                                 Problem Avoidance.  Company will perform routine system preventative maintenance and cleaning.  Prior to requesting support from Sun, Company will comply with all applicable operating and troubleshooting procedures, as posted on a Sun knowledge database or as otherwise provided by Sun.  If such efforts are unsuccessful in eliminating the malfunction, Company will Promptly notify Sun.  Company will establish and maintain a procedure external to Covered Systems so that Company can reconstruct lost or altered files, data, or programs.

2.3                                 Qualified Personnel.  Requests for hardware and software support may be made only by Company personnel who:

(a)           possess the necessary expertise and training (as from time to time defined by Sun) to diagnose and resolve system and software malfunctions with direction by Sun; and

(b)          are designated as “Contacts” in accordance with the applicable Service listing or SOW.

2.4                                 Additional Systems.  Company may add systems to an Accepted Order for a period coterminous with the term of the accepted Order at Sun’s applicable, pro-rated, per-system fee, upon written notice to Sun and subject to Sun’s rights of inspection.  Sun will provide to Company an add-on Order Confirmation reflecting the additional Covered Systems and associated additional fee.

2.5                                 Eligible Systems - Automatic Eligibility.  Systems support is available only for systems which are covered by a valid software license and are in good working condition.  Systems placed under an Accepted Order for systems support prior to the expiration of:

(a)           Sun’s warranty; or

(b)          An existing Sun support agreement, automatically will be deemed to be in good working condition.

2.6                                 Eligible Systems - Eligibility after Observation Period.  With respect to any system that does not qualify for support under sub-section 2.5, sun may require that the system pass an inspection.  In that event, Sun may place such system under observation, and support coverage will only commence once the system has operated for ninety (90) consecutive days (the “Observation Period”) without experiencing a system failure.  Systems requiring support during the Observation Period will receive such support on a time and materials basis.

2.7                                 Eligible Systems - Other.  With respect to any system that does not qualify for support under sections 2.5 or 2.6, Sun reserves the right to determine whether any problem occurring during the first ninety (90) days of support coverage is attributable to a condition predating the commencement of support coverage, and to bill Company at Sun’s applicable time and materials rates to correct such problem and return such system to eligible condition.

2.8                                 Exclusions.  Services do not include services required due to:

(a)          use not in accordance with the user manual and applicable published specification and industry standards, abuse, accident, or neglect;

(b)         alterations, modifications, or attempts to repair Covered Systems that Sun has not authorized;

(c)          causes external to a Covered System, such as (but not limited to) failure to maintain environmental conditions within the operating range specified by the manufacturer;

(d)         attachment of a Covered System to equipment, software, or other items not listed on Sun’s then current enterprise Services Price List;

(e)          relocations or attempts to relocate Covered Systems; or

(f)            failure to maintain software and Covered Systems at Sun-specified minimum release levels or configurations necessary to keep a Covered System within the terms of Sun’s applicable end of life support policy, or to properly install remedial replacement parts, patches, software updates or subsequent releases as directed by Sun;

and any Services Sun delivers as a result of any such event will be invoiced separately at Sun’s applicable or negotiated time and materials rates, and are subject to the applicable Agreement.

3                                          ON-SITE MATERIALS

3.1                                 Company will segregate and safeguard as the property of Sun all Suntools, parts, spares, equipment and materials placed on a Company site and for which title is not transferred to Company (“On-Site Materials”).

3.2                                 On-Site Materials may only be used by authorized persons consistent with the terms of the applicable Service Listing or SOW.  Company will have no right or interest in the

On-Site Materials, and will not grant any liens or security interests therein.  Company assumes all risk of loss or damage to On-Site Materials that may occur prior to their return and receipt by Sun.

3.3                                 Within ten (10) days after termination or expiration of any accepted Order, Company will deliver to Sun any On-Site Materials related to such accepted Order, with a bill of lading, freight charges prepaid and fully insured.

4                                          NON-SOLICITATION

4.1                                 Without the prior written consent of the other, neither party will not recruit any personnel assigned by the other to work directly in connection with the performance of any Services designated as consulting services in a service Listing or SOW (“Consulting Services”) until one (1) year after completion of the applicable Services.

4.2                                 “Recruit” means to initiate personal contact for the purposes of firing, but does not include responding to an unsolicited application, receiving unprompted responses to advertisements, or receiving candidates who are, without Company involvement, presented to Company by a recruiting firm.

4.3                                 If either party hires personnel in violation of this provision, upon condition that the non-violating party issues written demand within 30 days of such violation, the violating party will pay the non-violating party liquidated damages in an amount equal to the hired employee’s total compensation for the six (6) months preceding the date of hiring.

5                                         IPR OWNERSHIP AND LICENSE TERMS FOR SERVICE DELIVERABLES.

5.1                                 Deliverables.  Subject to section 4.1 of the main text of the exhibit, Sun shall own all IPR in the Deliverables.  Rights not expressly granted under any Accepted Order are reserved to Sun.  Company’s rights to use Deliverables are set out in section 5.2.  [***]

5.2                                 License terms

(a)          General scope of licenses.  Sun grants to Company a world-wide royalty-free, non-exclusive and non-transferable license to use Deliverables for its internal use only (which, for the avoidance of doubt, is conditioned upon Company’s payment of applicable fees), subject to:

(i)                         any restrictions set out in the Order or Order Confirmation as to the permitted number of users and CPRs; and

(ii)                      any supplemental license terms accompanying the deliverable.  Additional license rights or restrictions may be specified in the express terms of a mutually agreed upon and executed written Statement of Work

(b)         Use of tools and Updates.  Tools may be accessed only by authorized Company contacts for the sole purpose of diagnosing and resolving problems on Covered Systems.  The provision of an Update will not alter any warranty on the Software previously licensed, and such Updates may be used or accessed only in connection with the use of Covered Systems.

(c)          License restrictions.  Except as prohibited by applicable law or as otherwise provided by the express terms of a mutually executed written SOW, Company may not;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)                         make copies of Deliverable, other than for backup archival purposes (for the avoidance of doubt, subject to the other restrictions and limitations set forth herein); or

(ii)                      modify, decompile, or reverse-engineer Deliverables.

6                                          SERVICE WARRANTIES

6.1                                 Warranty.  Sun Warrants that Services will be performed I a good and workmanlike manner.

6.2                                 Exclusive remedy.  Company’s sole and exclusive remedy and Sun’s entire liability for breach of the above warranty will be re-performance of Services.

6.3                                 Claims.  Any claim for breach of the above warranty must be made in writing and notified to Sun within 90 days of performance of the Services at issue.

For the avoidance of doubt, Sun agrees to perform Services in accordance with the applicable Service List or SOW.

7                                          CHARGING ARRANGEMENTS FOR SERVICES

7.1                                 Charges and invoices.  The charges for Services are as set out in the Price List or the applicable SOW (if not in the Price List).  Charges for systems support Services shall be invoiced monthly, quarterly or annually in advance as agreed between the parties as stated in the Accepted Order.  Invoices for other Services shall be rendered upon completion of such Services or monthly in the event the duration of services exceeds one month.

7.2                                 Items not included in charges.  The stated charges are exclusive of the following items (for which Company is responsible):

(a)          all sales and other taxes based upon the value of the Services;

(b)         reasonable travel expenses in the amount actually incurred by Sun;

(c)          reasonable and necessary out-of-pocket expenses associated with consulting Services;

(d)         costs incurred by Company or its employees in connection with their participation in educational services;

(e)          transportation and insurance charges; and

(f)            the costs of operating supplies and accessories.

8                                          MISCELLANEOUS

8.1                                 Service availability.  Services may not be available in certain locations, and Deliverables may vary between locations.  Services are subject to availability of qualified Sun personnel and facilities and may be subject to additional costs or terms or to payment of minimum applicable fees.  Sun may modify the Service Listings at any time, but will continue to provide Deliverables as set out in the relevant Service Listing in effect on the date the relevant Order Confirmation was issued until expiration or renewal of the relevant Accepted Order.  Sun may make Service substitutions and modifications that do not cause a materially adverse effect in overall Service performance.

8.2                                 Limitations on use of Service.  Company acknowledges that Services are solely for Company’s internal use, and Company may not provide, lease, or resell Services, directly or indirectly, to any third party, unless, and only to the extent that, Company is authorized by Sun in writing to do so.